UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2025

Advent Technologies Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38742	83-0982969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5637 La Ribera Street

Suite A

Livermore, CA 94550

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (925) 455-9400

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ADN	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $345.00	ADNWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on October 18, 2024, Advent Technologies Holdings, Inc. (the “Company”) was notified by the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) that it was out of compliance with Listing Rule 5550(b)(1), which requires that the Company maintain stockholders’ equity of at least $2,500,000 for continued listing (the “Rule”), or to meet the alternatives of market value of listed securities or net income from continuing operations.

The Staff previously granted the Company an exception to regain compliance with the Rule by April 16, 2025. On April 15, 2025, the Company filed a Current Report on Form 8-K providing that, based on recent developments, at the Company including the resolution of certain claims and the current value of its technology and licenses, the Company believed at such time that it had regained compliance with the Rule. On April 16, 2025, the Company received a letter from the Staff advising the Company that they were in conditional compliance with the Rule at that time, contingent upon the Company reflecting the adjustment to its stockholders’ equity in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 (the “Second Quarter 10-Q”). The Company filed its Second Quarter 10-Q on August 12, 2025 but was unable to reflect a sufficient adjustment to stockholders’ equity as required by the Staff. As a result, on August 18, 2025, the Company received a delist determination letter from the Staff (the “Nasdaq Notice”) advising the Company that the Staff had determined that the Company had not satisfied the conditions set forth in the April 15 letter to regain compliance with the Rule. Accordingly, the Staff indicated that unless the Company requests a hearing panel (a “Panel”) appeal of the delist determination by August 25, 2025, its securities would be delisted on August 27, 2025.

The Company intends to appeal Nasdaq’s determination to a Panel pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series to stay any further delisting actions through the hearing or any extension the hearings panel provides. Following the appeal request, the Company’s common stock, par value $0.0001 per share, will continue to trade on Nasdaq under the symbol “ADN,” the Company’s Warrants to purchase one share of common stock, each at an exercise price of $345.00, will continue to trade on Nasdaq under the symbol “ADNWW.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2025

Advent Technologies Holdings, Inc.

By:	/s/ Gary Herman
Name:	Gary Herman
Title:	Chief Executive Officer

2